UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)
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OXiGENE, Inc.
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230 THIRD AVENUE
WALTHAM, MASSACHUSETTS 02451

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, DECEMBER 9, 2008

TO OUR STOCKHOLDERS:

Please take notice that a special meeting of stockholders of OXiGENE, Inc., a Delaware corporation (the “Company” or “OXiGENE”), will be held on Tuesday, December 9, 2008, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts, for the following purposes:

1. To approve issuances of shares of our common stock to Symphony ViDA Holdings LLC (“Holdings”) pursuant to the Stock and Warrant Purchase Agreement by and between the Company and Holdings, the Purchase Option Agreement by and among the Company, Holdings and Symphony ViDA, Inc. (“Symphony ViDA”), the Additional Funding Agreement by and among the Company, Holdings, Symphony ViDA Investors LLC and Symphony ViDA, and the Novated and Restated Technology License Agreement by and among the Company, Symphony ViDA and Holdings, each dated as of October 1, 2008 (collectively, the “Share Issuance Agreements”), and each as described in the attached Proxy Statement;

2. To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1;

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4. To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on October 29, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Kollins
Chief Executive Officer

October 30, 2008

230 THIRD AVENUE
WALTHAM, MASSACHUSETTS 02451
(781) 547-5900

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TUESDAY, DECEMBER 9, 2008

We have sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at a Special Meeting of stockholders and any adjournments of the Special Meeting. This Proxy Statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. This Proxy Statement and the proxy card were first mailed to stockholders on or about November 7, 2008.

Who Can Vote.  Record holders of our common stock at the close of business on the record date, October 29, 2008, may vote at the Special Meeting. On October 29, 2008, approximately 80 record holders held 35,011,448 shares of our outstanding common stock. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders. The shares issued pursuant to the First Share Issuance (as described below) may not be voted at the Special Meeting and will not be counted towards the number of shares outstanding for purposes of determining whether there is a quorum or whether a proposal has been approved.

How You Can Vote.  You can only vote your shares if you are either present in person or represented by proxy at the Special Meeting. Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote. If you properly fill in your proxy card and send it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board of Directors.

Recommendation of the Board of Directors.

The Board of Directors recommends that you vote “FOR” authorization to issue shares of the Company’s common stock to Holdings pursuant to the Share Issuance Agreements, “FOR” an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, and “FOR” ratification of the appointment of our independent registered public accounting firm.

If any other matter is properly presented, the proxy holders will vote your shares in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this Proxy Statement.

Revocation of Proxies.  If you return your proxy card, you may revoke your proxy at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	by voting in person at the Special Meeting;

•	by delivering a written notice of revocation dated after the date of the proxy card to our principal offices at 230 Third Avenue, Waltham, Massachusetts 02451, Attention — Secretary; or

•	by timely delivering another proxy card dated after the date of the proxy card that you wish to revoke.

Voting in Person.  If you plan to attend the Special Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on October 29, 2008, the record date for determining who is entitled to vote.

Required Votes.  With respect to the votes on the equity issuances to Holdings and the adjournment of the Special Meeting, a majority of the votes cast on each proposal is required for approval.

Broker Non-Votes, Withholdings and Abstentions.

•	Broker Non-Votes: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Your broker will not be entitled to vote your shares on Proposals 1 and 2, but will be entitled to vote your shares on Proposal 3. Broker non-votes will have no effect on, and will not be counted towards the vote total for, Proposals 1, 2 and 3.

•	Abstentions: Abstentions will be counted towards the vote total for Proposals 1, 2 and 3, and will have the same effect as “against” votes.

Quorum.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents.

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and OXiGENE. It reduces the volume of duplicate information received at your household and helps to reduce OXiGENE’s expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of OXiGENE annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another OXiGENE stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your OXiGENE shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing to them at 6201 15th Avenue, Brooklyn, NY 11219.

•	If a broker or other nominee holds your OXiGENE shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Dissenters’ Right of Appraisal.  There are no dissenters’ rights of appraisal in connection with the matters to be voted on at the Special Meeting.

Throughout this Proxy Statement, the terms “OXiGENE,” “WE,” “US,” “OUR” or “COMPANY” mean OXiGENE, Inc.

PROPOSAL 1

ISSUANCES OF SHARES OF OUR COMMON STOCK TO HOLDINGS UNDER THE SHARE
ISSUANCE AGREEMENTS

We are asking our stockholders to approve issuances of shares of our common stock to Holdings pursuant to the Stock and Warrant Purchase Agreement by and between the Company and Holdings, the Purchase Option Agreement by and among the Company, Holdings and Symphony ViDA, the Additional Funding Agreement by and among the Company, Holdings, Symphony ViDA Investors LLC and Symphony ViDA, and the Novated and Restated Technology License Agreement by and among the Company, Symphony ViDA and Holdings, each dated as of October 1, 2008 (collectively, the “Share Issuance Agreements”).

The aggregate number of shares that we are requesting approval to issue under the Share Issuance Agreements is 26,281,877 shares of our common stock. If all of these shares were to be issued, and assuming no other issuances of shares, based on our currently outstanding shares of common stock, Holdings would own approximately 52.4% of our common stock. The 26,281,877 shares issuable under the Share Issuance Agreements are comprised of the following numbers of shares: (1) 11,281,877 shares underlying the warrant issued to Holdings on October 17, 2008, (2) 1,000,000 shares issuable pursuant to the Additional Funding Agreement, (3) 4,000,000 shares issuable pursuant to the Novated and Restated Technology License Agreement, and (4) 10,000,000 shares issuable pursuant to the Purchase Option Agreement. While the numbers of shares issuable pursuant to the warrant and the Novated and Restated Technology License Agreement are fixed, the numbers of shares issuable pursuant to the Additional Funding Agreement and the Purchase Option Agreement will be based, in part, on our stock price at the time the shares are issued. We have calculated these assumed numbers of shares using a stock price of $1.00 per share. Please note that the aggregate number of shares issuable under the Share Issuance Agreements represents an estimate based on the current price of our common stock, and may change.

Our Board of Directors has unanimously approved the Share Issuance Agreements and the issuance of securities thereunder and recommends that the issuances of securities pursuant to the Share Issuance Agreements be presented to our stockholders for approval in order to comply with the stockholder approval requirements of the NASDAQ.

Reasons for Seeking Stockholder Approval

As a result of our listing on The NASDAQ Global Market, issuances of our common stock are subject to the NASDAQ Marketplace Rules, including Rule 4350(i). On October 1, 2008, we agreed to issue 5,835,241 shares of our common stock (the “First Share Issuance”) to Holdings, as described below. Under the terms of the Share Issuance Agreements, we also agreed to issue additional shares of our common stock to Holdings (see below under “— Approval of Issuances under Share Issuance Agreements”) subject to stockholder approval (the “Additional Share Issuances”). Stockholder approval is required prior to the Additional Share Issuances under applicable NASDAQ Marketplace Rules because the Additional Share Issuances will result in the aggregate number of shares being issued in the transaction exceeding 19.9% of our common stock outstanding on the date we entered into the Share Issuance Agreements. Accordingly, we are seeking the approval of our stockholders for the Additional Share Issuances.

Summary of the Symphony Transaction

The Company and Holdings have formed Symphony ViDA, a new company, in order to advance the clinical development of certain of the Company’s vascular disrupting agent (VDA) drug candidates for eye disease and cancer, in particular (1) ZYBRESTAT, for ophthalmologic indications and (2) OXi4503, a second-generation VDA drug candidate that is being developed for oncology indications. We refer to these product candidates and indications in this Proxy Statement as the Programs. Symphony ViDA has received exclusive licenses from the Company to the necessary intellectual property and other rights to pursue the clinical development of the Programs, and it has also received an initial $15 million investment from Holdings. Holdings also purchased $15 million in shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock on the closing date of the transaction. Initially, Holdings will own 100% of the equity of Symphony ViDA. Additional amounts may be invested in Symphony ViDA both by

Holdings and by OXiGENE upon the occurrence of specified events. OXiGENE also has the option to acquire all of Holdings’ ownership interest in Symphony ViDA, under circumstances described below.

Symphony ViDA will be governed by a Board of Directors (the “Symphony ViDA Board”) comprised of John A. Kollins, OXiGENE’s Chief Executive Officer, two representatives of Symphony Capital LLC (“Symphony Capital”), an affiliate of Holdings, Mark Kessel, a Managing Director of Symphony Capital, and Jeffrey S. Edelman, a Principal of Symphony Capital, and two independent directors agreed to by Holdings and OXiGENE. In addition, a Development Committee (the “Development Committee”), comprised of six people, including three selected by Holdings and three selected by OXiGENE, one of which shall be Patricia A. Walicke, M.D., Ph.D., OXiGENE’s Vice President and Chief Medical Officer, who shall serve as chairman of the Development Committee, has been appointed to oversee the activities of Symphony ViDA, including preparation of the development plan and budget for the Programs and making recommendations to the Symphony ViDA Board regarding amendments to the development plan and funding requirements.

The Company has given Holdings the right to appoint two members to its Board of Directors. Holdings has designated Mark Kessel and Alastair J.J. Wood, M.D., both Managing Directors of Symphony Capital LLC, as the Holdings representatives, who were appointed to the Board on October 22, 2008.

In connection with this transaction, the Company, Holdings, and certain affiliates of Holdings entered into a series of agreements, each of which is dated as of October 1, 2008, including the following agreements, pursuant to which the Company may elect or be required to issue additional shares of its common stock beyond the shares that were issued on the closing date of the transaction:

•	a Stock and Warrant Purchase Agreement,

•	an Additional Funding Agreement,

•	a Purchase Option Agreement, and

•	a Novated and Restated Technology License Agreement.

Each of these agreements is described in more detail below, and each has been filed as an exhibit to our Current Report on Form 8-K/A with the U.S. Securities and Exchange Commission (the “SEC”) on October 10, 2008. The descriptions below are qualified by reference to the copies of each agreement, as filed with the SEC. Please contact our principal offices at 230 Third Avenue, Waltham, Massachusetts 02451, Attention — Secretary, to request paper copies of these agreements.

The Stock and Warrant Purchase Agreement

On October 1, 2008, pursuant to the Stock and Warrant Purchase Agreement, the Company agreed to issue to Holdings 2,231,637 shares of its common stock at a price of $1.11 per share, which is the closing market price of the shares of the Company’s common stock one day prior to the date of the Stock and Warrant Purchase Agreement, for an aggregate value of $2,477,117. The Company also agreed to issue to Holdings 3,603,604 shares of its common stock with an aggregate value of $4,000,000 in consideration of the receipt by the Company of the right to purchase the Programs from Holdings pursuant to the Purchase Option Agreement, as described below. These shares were issued by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), contained in Section 4(2) of the Act, and are subject to registration rights held by Holdings, as described below. These combined amounts of shares represented the greatest number of shares issuable to Holdings by the Company on the closing date without exceeding the limits imposed by NASDAQ Marketplace Rule 4350(i). On the same date, the Company issued to Holdings a warrant to purchase 11,281,877 shares of its common stock at an exercise price of $1.11 per share. This warrant is exercisable for a term of ten years from the date of its issuance, commencing on the earlier of (1) fifteen business days after receipt of the approval by the Company’s stockholders at the Special Meeting of the issuance of the shares underlying the warrant, and (2) six months from the date of issuance, provided that the exercise of the warrant would be permitted by the NASDAQ Marketplace Rules. The warrant provides that Holdings, or the then holder of the warrant, is required to exercise the warrant for cash within fifteen business days following receipt of stockholder approval of the issuance of the shares underlying the warrant.

The Additional Funding Agreement

Both Holdings and the Company may make, or may be required to make, additional capital contributions to Symphony ViDA, pursuant to the Additional Funding Agreement. These additional investments may occur if the Development Committee determines that additional funds are required to complete the development of the Programs. Holdings’ maximum additional contribution will be $10,000,000, and the Company’s maximum additional contribution will be $15,000,000. If Holdings makes an additional capital contribution to Symphony ViDA of $10,000,000, the Company shall issue to Holdings shares of its common stock having a value of up to $1,000,000. We refer to these shares as the Additional Investment Shares. The value per share of such shares shall be equal to the closing market price of the Company’s common stock as of the closing date of the additional funding. If Holdings’ additional capital contribution is less than $10,000,000, the number of Additional Investment Shares will be proportionately reduced. If stockholder approval is not obtained for the issuance of the Additional Investment Shares, and Holdings does make an additional capital contribution to Symphony ViDA, the Company will issue to Holdings a warrant to purchase the applicable number of shares, at an exercise price of $0.01 per share, with a cashless exercise feature, at the time of the additional capital contribution.

The Purchase Option Agreement

The Company has the option to purchase all of the equity securities of Symphony ViDA from Holdings pursuant to the Purchase Option Agreement. The Company may exercise this purchase option commencing on October 2, 2009, until the earliest of:

•	March 31, 2012,

•	the 40th calendar day following the date on which the Company receives a notice that additional funds are required to complete the development of the programs, and

•	the date on which both Programs are discontinued.

If the Company elects to exercise this purchase option, it has the option to pay the purchase price in cash or in a combination of cash and common stock, at the Company’s sole discretion; provided that the value of any common stock delivered as payment of the purchase price may be no more than (1) 20% of the total purchase price, and (2) 10% of the total shares of common stock outstanding immediately prior to the exercise of the purchase option.

The exercise price for the purchase option shall be equal to two times the amount of funding contributed to Symphony ViDA by Holdings, less (a) amounts paid by the Company directly to Holdings or Symphony ViDA pursuant to the collaboration, (b) any amount paid by the Company for equity securities of Symphony ViDA held by persons other than Holdings, and (c) 50% of the purchase price paid by Holdings for any Non-IV Shares (as described below).

If the Company does elect to pay part of the purchase price through the delivery of shares of its common stock, the value per share of such shares shall equal the average closing price of the common stock for the thirty trading days immediately preceding, but not including, the second trading day prior to the closing date of the purchase option.

The Novated and Restated Technology License Agreement

Under the Novated and Restated Technology License Agreement, the Company has granted to Symphony ViDA an exclusive license to use technology, patents and other intellectual property rights to develop the Programs. The Company retains the right to prohibit Symphony ViDA from conducting specified activities with respect to the use of a ZYBRESTAT compound for an ophthalmology indication administered by an intravenous or other systemic use, by issuing to Symphony ViDA a notice (the “Non-IV Notice”). If the Company does elect to prohibit Symphony ViDA from those activities and issues a Non-IV Notice, Holdings shall have the right to purchase shares of the Company’s common stock, as follows, at a price equal to

$1.22 per share (as adjusted for stock splits, recapitalizations and other similar events since the date of the Stock and Warrant Purchase Agreement):

•	4,000,000 shares of common stock, if Symphony ViDA has both (x) completed sufficient clinical trials to enable the conduct of a pivotal trial (as determined by the Development Committee and as approved by the Symphony ViDA Board) and (y) given the Company written notice that Symphony ViDA intends to commence a pivotal trial of a ZYBRESTAT compound for an ophthalmology indication administered by an intravenous or other systemic use, or

•	2,000,000 shares of common stock, if Symphony ViDA has not both (x) completed sufficient clinical trials to enable the conduct of a pivotal trial (as determined by the Development Committee and as approved by the Symphony ViDA Board) and (y) given the Company written notice that Symphony ViDA intends to commence a pivotal trial of a ZYBRESTAT compound for an ophthalmology indication administered by an intravenous or other systemic use.

If stockholder approval is not obtained for the issuance of the Non-IV Shares, and if the Company issues to Symphony ViDA a Non-IV Notice, the Company will issue to Holdings a warrant to purchase the applicable number of shares, at an exercise price of $1.22 per share.

The Company is obligated by the Share Issuance Agreements to file registration statements to cover the resale of the shares issued to Holdings within specified periods of time following the issuance of the shares.

Approval of Issuances under Share Issuance Agreements:

Pursuant to NASDAQ Marketplace Rule 4350(i), the Company seeks the approval of its stockholders for the following Additional Share Issuances in accordance with the terms of the Share Issuance Agreements:

•	pursuant to the warrant, which is exercisable to purchase 11,281,877 shares of common stock at an exercise price of $1.11 per share;

•	pursuant to the Additional Funding Agreement, if Holdings makes an additional capital contribution to Symphony ViDA and the Company issues Additional Investment Shares valued at up to $1,000,000 to Holdings;

•	pursuant to the Purchase Option Agreement, if the Company elects to issue shares of its common stock valued at up to 20% of the purchase option exercise price to Holdings in partial payment of the purchase option exercise price; and

•	pursuant to the Novated and Restated Technology License Agreement, if the Company issues a Non-IV Notice and Non-IV Shares, up to 4,000,000 shares of the Company’s common stock, are issued to Holdings.

Our Board of Directors recommends that our stockholders vote to approve these issuances to Holdings at the Special Meeting.

Factors Considered by the Board of Directors in Recommending the Approval of the Issuance of Shares of Common Stock to Holdings

In developing its recommendation to the stockholders to vote in favor of the issuance of our securities to Holdings under the Share Issuance Agreements, the Board of Directors considered the following factors.

•	Symphony Capital and its affiliates’ significant investment in the Company’s programs, at a time when the capital markets for micro-cap biotechnology issuers have been extremely difficult to access, significantly strengthens the Company’s financial position and is crucial to the future development of ZYBRESTAT for ophthalmology and OXi4503, and to the Company’s other product candidates. The Company believes that such investment positions it to accelerate the development of all three of its key clinical-stage VDA drug development programs: ZYBRESTAT for oncology, OXi4503, and ZYBRESTAT for ophthalmology.

•	The Board believed that the transaction with Symphony Capital and its affiliates would avoid the possibility of much greater dilution for the Company’s current stockholders that may have resulted had the Company undertaken a more traditional financing approach in the current capital market environment.

•	Symphony Capital and its affiliates are very experienced and knowledgeable investors in, and advisor to, biotechnology companies, and the Company believes that Symphony Capital members’ participation in the Company’s business, through its involvement with Symphony ViDA and through Symphony Capital’s participation on the Company’s Board of Directors, will yield meaningful benefits to the progress of clinical development of the Company’s product candidates and thus to the stockholders of the Company, by adding further depth and expertise to the Board and augmenting the Company’s internal drug development capabilities with further drug development expertise, and thereby, increasing the probability that the Company’s programs will succeed not only in the clinic, but also subsequently in the market.

•	The expenses associated with the Company’s clinical development of its product candidates have been, and will continue to be for the foreseeable future, very significant and are subject to change as a result of many factors that are outside the Company’s control.

•	The Company believes that having Symphony Capital and its affiliates’ guidance, involvement and participation, as well as access to additional financial resources through the ability potentially to issue additional equity securities to Holdings, will have a very favorable impact on the Company’s progress in the next several years.

•	The Company will maintain its exclusive rights to all of its programs and transfer the development risk for the ZYBRESTAT ophthalmology and OXi4503 programs to Symphony ViDA.

•	The Company will have increased flexibility to partner its product candidates at times and on terms that maximize value for the Company and its stockholders.

For the reasons noted above, the Board of Directors recommends the approval of the issuances of securities to Holdings pursuant to the Share Issuance Agreements.

The Board intends, from time to time, to consider additional sources of financing for the operation of the Company’s business. Our technology is still in a relatively early stage of development, and we believe it is critical to have access to sufficient financial resources to continue to achieve meaningful development milestones.

Use of Proceeds

We currently intend to use the net proceeds from the transaction with Holdings for the clinical development of our product candidates and for general corporate purposes. The amounts and timing of our actual expenditures will depend on numerous factors, including the ongoing status of and results from clinical trials and other studies for ZYBRESTAT, OXi4503 and our other product candidates, any collaborations, licenses or partnerships that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, management will retain broad discretion over the allocation of the net proceeds from the Symphony ViDA transaction. We do not expect these net proceeds and our other available funds to be sufficient to fund the completion of the development of any of our product candidates, and we expect that we will need to raise additional funds prior to being able to market any products. We have no current plans, agreements or commitments for acquisitions of any businesses, products or technologies.

Listing of our Common Stock

The shares of our common stock to be issued to Holdings pursuant to the Share Issuance Agreements will be listed on The NASDAQ Global Market under the symbol “OXGN.”

Votes Required to Approve the Issuance of Shares of Common Stock to Holdings

Approval of the issuance of shares of our common stock to Holdings pursuant to the Share Issuance Agreements requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions will be counted towards the vote total for this proposal, and will have the same effect as “against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK TO HOLDINGS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH ISSUANCE UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of the issuance of shares of our common stock to Holdings as described in Proposal 1.

Votes Required to Approve the Adjournment of the Special Meeting

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions will be counted towards the vote total for this proposal, and will have the same effect as “against” votes. Broker non-votes will have no effect on, and will not be counted towards the vote total for, this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements and the effectiveness of internal control over financial reporting for the year ending December 31, 2008. Our Board of Directors recommends that our stockholders vote for ratification of such appointment. A representative of Ernst & Young LLP will be present at the Special Meeting and will be available to respond to appropriate stockholders’ questions and to make a statement if he or she desires to do so.

Votes Required to Approve the Ratification of Appointment of Our Independent Registered Public Accounting Firm

Approval of the ratification of appointment of our independent registered public accounting firm requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions will be counted towards the vote total for this proposal, and will have the same effect as “against” votes. Broker non-votes will have no effect on, and will not be counted towards the vote total for, this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The submission of this matter to our stockholders at the Special Meeting is not required by law or by our Amended and Restated By-laws. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If this proposal is not approved at the Special Meeting by the affirmative vote of holders of a majority of the shares present or represented and entitled to vote at the meeting, the Audit Committee intends to reconsider its appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

AUDIT FEES

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2007	2006

Audit fees:(1)	$274,500	$214,000
Audit-related:(2)	1,500	2,000
Tax fees:(3)	15,500	15,000
All other fees:(4)	—	—

Total	$291,500	$231,000

(1)	Audit fees consisted of audit work performed in the preparation and audit of the annual financial statements, fees for the audit of the Company’s system of internal control over financial reporting, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

(2)	Audit-related fees in 2007 and 2006 consisted of fees for access to technical accounting information.

(3)	Tax fees consisted principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

(4)	There were no fees incurred in this category in either 2007 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible
Non-audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation and audit of the annual financial statements, fees for the audit of the effectiveness of the Company’s system of internal control over financial reporting, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

2. Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

4. Other fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 24, 2008, for (a) (1) our Chief Executive Officer, (2) our Chief Financial Officer, (3) our former Chief Executive Officer, (4) our former Chief Medical Officer and (5) our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2007, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 24, 2008 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in footnotes to these tables, we believe that the stockholders named in these tables have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 35,011,448 shares of common stock outstanding on October 24, 2008 and takes into account Holdings’ ownership of 16.7% of the Company’s common stock following the First Share Issuance.

	Number of Shares
	Beneficially Owned
	and Nature of	Percent of
	Ownership	Class (%)

David Chaplin(1)	434,350	1.2%
Richard Chin(2)	345,464	*
Joel-Tomas Citron(3)	700,977	2.0%
Roy Fickling(4)	60,000	*
Peter Harris(5)	25,000	*
Mark Kessel(6)	5,835,241	16.7%
John Kollins(7)	25,000	*
Arthur Laffer(8)	420,140	1.2%
Jim Murphy(9)	160,000	*
William Schwieterman(10)	40,000	*

	Number of Shares
	Beneficially Owned
	and Nature of	Percent of
	Ownership	Class (%)

William Shiebler(11)	296,000	*
Per Olof Söderberg(12)	812,130	2.3%
Patricia Walicke(13)	50,000	*
Alastair J.J. Wood	—	*
All current directors and executive officers as a group (12 persons) (14)	8,833,838	25.2%

*	Less than 1%.

(1)	Includes options to purchase 301,250 shares of common stock, which are exercisable within 60 days of October 24, 2008 (December 23, 2008) and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(2)	Includes options to purchase 125,000 shares of common stock, which are exercisable within 60 days of October 24, 2008 (December 23, 2008).

(3)	Includes 175,000 shares of common stock subject to transfer restrictions, options to purchase 375,000 shares of common stock and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(4)	Includes 30,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(5)	Includes options to purchase 25,000 shares of common stock, which are exercisable through June 13, 2016.

(6)	Includes 5,835,241 shares of common stock held by Symphony ViDA Holdings LLC. Mark Kessel is a Managing Member of Symphony GP LLC, which is the general partner of Symphony Capital GP, L.P., which is the general partner of Symphony Capital Partners, L.P., which is the manager of Symphony ViDA Holdings LLC.

(7)	Includes options to purchase 25,000 shares of common stock, which are exercisable within 60 days of October 24, 2008 (December 23, 2008).

(8)	Includes options to purchase 110,000 shares of common stock, which are exercisable within 60 days of October 24, 2008 (December 23, 2008) and 10,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(9)	Includes options to purchase 120,000 shares of common stock, which are exercisable within 60 days of October 24, 2008 (December 23, 2008) and 10,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(10)	Includes 30,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(11)	Includes 40,000 shares of common stock subject to transfer restrictions, options to purchase 110,000 shares of common stock and 10,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(12)	Includes 12,130 shares of common stock held by Mr. Söderberg’s wife and minor children, options to purchase 110,000 shares of common stock, which are exercisable within 60 days of October 24, 2008 (December 23, 2008) and 10,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(13)	Includes options to purchase 50,000 shares of common stock, which are exercisable within 60 days of October 24, 2008 (December 23, 2008).

(14)	Includes 6,050,241 shares of common stock subject to transfer restrictions, options to purchase 1,201,250 shares of common stock held by the directors and executive officers as a group and which are exercisable within 60 days of October 24, 2008 (December 23, 2008) and 140,000 shares of unvested restricted common stock, 80,000 of which were granted in 2005 and 60,000 of which were granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

As of October 24, 2008, the following is the only entity (other than our employees as a group) known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Number of Shares Beneficially
	Owned and Nature of	Percent of
Name and Address of Beneficial Owner	Ownership	Class (%)

Symphony ViDA Holdings LLC 7361 Calhoun Place Suite 325 Rockville, MD 20855	5,835,241	16.7%

The determination that there were no other persons, entities or groups known to us to beneficially own more than 5% of our outstanding common stock was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We currently estimate such costs to be approximately $10,000. We will make this solicitation by mail, and our directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Your eligibility as a stockholder to submit proposals and director nominations, the proper subjects of such proposals and other issues governing stockholder proposals and director nominations are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2009, stockholder proposals and nominations must be received no later than January 2, 2009. If we do not receive notice of any matter to be considered for presentation at the annual meeting, although not to be included in the Proxy Statement, between February 16, 2009 and March 18, 2009, management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be marked for the attention of The President, OXiGENE, Inc., 230 Third Avenue, Waltham, Massachusetts 02451.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Waltham, MA
October 30, 2008

0	■
OXiGENE, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING
OF STOCKHOLDERS TO BE HELD ON TUESDAY, DECEMBER 9, 2008
The undersigned hereby appoints John A. Kollins and James B. Murphy, and each of them (with full power to act alone), as proxies, with full power of substitution, to vote all shares of common stock of OXiGENE, Inc., a Delaware corporation (the “Company”), owned by the undersigned at the Special Meeting of Stockholders of the Company to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts, on December 9, 2008, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.
(Continued and to be signed on reverse side.)

■	14475	■

SPECIAL MEETING OF STOCKHOLDERS OF
OXiGENE, INC.
230 Third Avenue
Waltham, MA 02451
December 9, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

■	20700000000000000000 1	061307

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

1. Approval of the issuance of shares of our common stock to Symphony ViDA Holdings LLC (“Holdings”) pursuant to the Stock and Warrant Purchase Agreement by and between the Company and Holdings, the Purchase Option Agreement by and among the Company, Holdings and Symphony ViDA, Inc. (“Symphony ViDA), the Additional Funding Agreement by and among the Company, Holdings, Symphony ViDA Investors LLC and Symphony ViDA, and the Novated and Restated Technology License Agreement by and among the Company, Symphony ViDA and Holdings, each dated as of October 1, 2008, as described in the attached Proxy Statement.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Approval of an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐	☐

3. Approval of ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.